Exhibit 10.9.7

AMENDMENT NO. 7

TO THE

UNIFIED WESTERN GROCERS, INC.

EMPLOYEE SAVINGS PLAN

Unified Western Grocers, Inc. (the “Company”) hereby amends the above-named plan (the “Plan”), effective as of September 29, 2007, as follows:

1. Section 1.2 of the Plan is hereby amended by adding two new definitions of “AGI Acquisition” and “Former AGI Employee” to read as follows:

“‘AGI Acquisition’ shall mean the acquisition of Associated Grocers, Inc. by the Company.”

“‘Former AGI Employee’ shall mean any Employee whose employment with Associated Grocers, Inc. terminated immediately prior to the closing of the AGI Acquisition, and who immediately after such closing accepted and commenced employment with the Company.”

2. Section 2.1(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) Each Employee shall become eligible to participate in the Plan on the Entry Date coincident with or next following the one-year anniversary of such Employee’s Employment Commencement Date, provided that he or she is still an Employee on such date. Despite the foregoing, each United Employee shall become eligible to participate in the Plan on the Entry Date that is the second month following his or her Employment Commencement Date, provided that he or she is still a United Employee on such Entry Date, and each Former AGI Employee shall become eligible to participate in the Plan on November 1, 2007, provided that he or she is an Employee on such date.”

3. Section 3.6(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) Rollover Contributions. A Participant’s Rollover Contributions shall be paid directly to the Trustee. The Trustee may commingle such contributions with the Company’s contributions. However, the Committee shall keep separate records of each Participant’s Rollover Contributions (and the income, gains and losses on them). The Trustee shall invest a Participant’s Rollover Contributions in the same manner as provided for with the investment of the Company’s contributions. Notwithstanding the foregoing, a Former AGI Employee may make a Rollover Contribution to the Plan in accordance with this Section 3.6(b) whether or not he or she is then a Participant, provided that (i) any asset (including a loan note) so contributed or transferred is acceptable to the Committee and the Trustee, and (ii) such Rollover Contribution is completed within 31 days of the AGI Acquisition.”

* * * * *

The Company has caused this Amendment No. 7 to be signed on the date indicated below, to be effective as indicated above.

“Company”

UNIFIED WESTERN GROCERS, INC.

Dated: September 26, 2007	By:	/s/ Robert M. Ling Jr.
Its: Executive Vice President & General Counsel